Exhibit 99.1

ATEC Provides Business Update

CARLSBAD, Calif., September 28, 2021 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, provided a business update today, ahead of investor meetings scheduled for the NASS 2021 meeting.

The resurgence of COVID-19 in the U.S. has pressured surgical procedure volumes in spine and affected hospital operations in the third quarter of 2021, with the impact persisting into the final month of the period.  While procedure volume is recovering in some regions, overall, it has been lower than expected.  Despite these impacts, ATEC expects U.S. spine revenue to grow over 25% year-over-year in the third quarter due to the continued strength of surgeon adoption and increasing sales force penetration; however, the Company now expects third quarter U.S. spine revenue to be down sequentially compared to the second quarter 2021. The integration of EOS imaging continues to be on track.

Pat Miles, Chairman and Chief Executive Officer, said, “Throughout the pandemic, ATEC has continued to relentlessly focus on stewarding better spine surgery through innovation. Our efforts have been rewarded with growth at rates well in excess of the overall spine industry, but we are not immune to the unpredictable market backdrop. We remain committed to setting the standard in spine surgery, and will continue to confidently navigate this dynamic environment.”

ATEC will showcase its comprehensive portfolio of innovative spine solutions and partner with renowned spine surgeons to demonstrate the clinical utility of the PTP technique and EOS imaging technology at the 2021 NASS meeting, which will be held at the Boston Convention and Exhibition Center this week.

About ATEC

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC's Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC's vision is to become the Standard Bearer in Spine.  For more information, visit us at www.atecspine.com

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements. Forward-looking statements include but are not limited to: references to the Company’s revenue and growth outlook; planned product launches, introductions, regulatory submissions or clearances; efforts to transform sales and distribution channels; and the Company’s ability to compel surgeon adoption. Important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: uncertainty of success in developing new products or products currently in the pipeline; uncertainties in the Company’s ability to execute upon its strategic operating plan; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval; continuation of favorable third party reimbursement; the Company’s ability to compete with other products or with emerging technologies; product liability exposure; an unsuccessful outcome in any litigation; claims related to the Company’s intellectual property; the Company’s ability to meet its financial obligations; and the impact of the COVID-19 pandemic on the Company and economy.

A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

Alphatec Holdings, Inc.

investorrelations@atecspine.com